UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2013

ADAMIS PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11455 El Camino Real, Suite 310 San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (858) 997-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Pursuant to the provisions of the 2009 Equity Incentive Plan (the “Plan”) of Adamis Pharmaceuticals Corporation (the “Company”), effective October 16, 2013, each non-employee director of the Company, Kenneth M. Cohen, Craig A. Johnson, and Tina S. Nova, Ph.D., received a stock option under the Plan to purchase 35,000 shares of common stock.  The exercise price for each such option is $0.36 per share, which was the fair market value of the common stock on the date of grant.  Each option vests and becomes exercisable over a period of three years from the grant date, at a rate of 1/36 of the option shares each month.  Each option is otherwise subject to the provisions of the Plan.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Information set forth under Item 1.01 above with respect to the awards of options under the Plan is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on October 15, 2013, at the Company’s headquarters at 11455 El Camino Real, Suite 310, San Diego, California  92130 at 8:00 a.m. local time.  The following proposals were submitted to and approved by the stockholders at the meeting:

1.	Election of the five nominees to the board of directors:

	Votes For	Votes Withheld	Broker Non-Votes
Dennis J. Carlo, Ph.D.	56,074,551	1,552,908	29,952,754
Kenneth M. Cohen	56,221,663	1,405,796	29,952,754
Craig A. Johnson	51,020,127	6,607,332	29,952,754
David J. Marguglio	56,313,288	1,314,171	29,952,754
Tina S. Nova, Ph.D.	56,263,710	1,363,749	29,952,754

2.   Approval of a proposal to amend our Amended and Restated Certificate of Incorporation (“Restated Certificate”) to effect a reverse stock split of the Company’s issued and outstanding common stock, if the board of directors of the Company (the “Board”) in its discretion determines to effect a reverse stock split, by a ratio of not less than 1-for-2 and not more than 1-for-25 at any time within 18 months after the date of the annual meeting, with the exact ratio to be set at a whole number within this range as determined by the Board in its sole discretion, with a possible reduction in the number of authorized shares of common stock depending on the exact ratio of the reverse stock split, as described in the definitive proxy statement relating to the annual meeting;

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
81,939,891	5,439,368	200,954	0

3.   Approval, on a nonbinding advisory basis, of the compensation of the Company’s named executive officers:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
55,252,584	2,176,840	198,035	29,952,754

4.   Approval to vote, on an advisory basis, on the frequency of holding an advisory vote on executive compensation:

Frequency	Votes For	Votes Against	Votes Abstaining
One Year	52,785,858	0	424,896
Two Years	730,683	0	424,896
Three Years	3,686,022	0	424,896

5.   Ratification of the selection of Mayer Hoffman McCann PC as independent registered public accounting firm for the year ending March 31, 2014:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
81,919,903	1,105,461	4,554,849	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMIS PHARMACEUTICALS CORPORATION

Dated: October 17, 2013	By:	/s/ Robert O. Hopkins
Name: Robert O. Hopkins
Title: Chief Financial Officer